PRESS RELEASE                              UNILAB CORPORATION
                                           (AMEX:ULB)

                                           18448 Oxnard Street
                                           Tarzana, CA 91356

                                           www.Unilab.com
                                           For Further Information:
                                           Melissa Mahoney
                                           Phone: (818) 758-6607
                                           e-mail: IRelations@Unilab.com



IMMEDIATE RELEASE
May 10, 1999



                          UNILAB CORPORATION COMPLETES
                       BIO-CYPHER LABORATORIES ACQUISITION

TARZANA, CA, May 10, 1999 -- UNILAB Corporation (AMEX: ULB) announced today that the Company's acquisition of substantially all of the assets of Physicians Clinical Laboratory (doing business as Bio-Cypher Laboratories) has been completed.

Unilab Corporation is the largest provider of clinical laboratory testing services in California through its primary testing facilities in Los Angeles, San Jose and Sacramento and over 300 regional service and testing facilities located throughout the state.